                                                                    Exhibit 10-8
                           D.E. FREY & COMPANY, INC.
                        1700 Lincoln Street, Suite 2200
                               Denver, CO 80203
                            BRANCH OFFICE AGREEMENT

__________________________________________    Date of Agreement:________________
Name of Branch Manager

__________________________________________    Number: __________________________
Street Address

__________________________________________
City                  State            Zip

     This Agreement is made and entered into this ____________ day of ________________, 19 ____ between D.E. Frey & Company, Inc., a corporation organized and existing under the laws of Delaware (Company), and _______________________________, (Manager).

Background Circumstances:

     A. The Company is engaged in business as a securities broker-dealer licensed and qualified to transact business pursuant to laws, statutes, rules, regulations and interpretations (collectively called Rules) promulgated by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), and various other state, local and federal government agencies (Regulators).

     B. Manager is knowledgeable and experienced in all aspects of the securities business, including sales, administration and compliance.

     C. Company desires to open a branch office in or about ______________, (the Branch Office), and Manager desire to manage the Branch Office.

     Now, therefore, in consideration of the background circumstances and the following agreements, the parties agree as follows:

1. Engagement of Manager. Subject to all terms, conditions and provisions hereof, the Company hereby engages Manager as resident agent manager of the Branch Office, and Manager hereby accepts and agrees to such engagement.

2. Term. The term of this Agreement shall be for a period of one year from the date given above. Thereafter, this Agreement shall be automatically renewed for consecutive one-year terms unless either party, by notice duly given to the other party not less than 30 days prior to expiration of the then one-year term, elects to terminate this Agreement effective upon such expiration. However, in the even of breach of any term, provisions or condition of this Agreement, the non-breaching party may give the breaching party notice identifying the breach in reasonable detail and the opportunity to cure the breach within ten days of the notice. If the breach is not timely cured, the non-breaching party shall have the right, for a period of 30 days thereafter and upon not less than ten days' notice given to the breaching party, to terminate this Agreement.

3. Payment of Costs. All costs associated with establishing, operating and terminating the Branch Office shall be paid by the Manger. The Manger is not authorized to, and shall not, create or allow the creation of any debt, liability or obligation of any nature whatsoever on the part of the Company relating to or arising from the Branch Office of its operation. All obligations relating to the Branch Office shall be in the name of and shall be paid by the Manager or the Manager's nominee, and the Company shall not have any liability therefor. Such obligations shall include, but not by way of limitation, purchase or lease of office space, furnishings and equipment; employment arrangements or agreements with all personnel; workers' compensation, unemployment or similar insurance; health, life and disability insurance; property damage and liability insurance; utilities and supplies; telephone; advertising; licenses and dues; and all other capital and operating expenses of any nature.

4. Name and Signage. Manager may elect to form a partnership, corporation or other entity for the sole purpose of owning the assets located at the Branch Office and incurring the debts, liabilities and obligations relating to the establishment, operation and termination of the Branch Office. Such entity shall not engage in any other business or activity without the prior written consent of the Company. The name of such entity likewise shall be subject to the prior written consent of the Company, which shall not be unreasonably withheld, but which, in any event, shall not state or imply that such entity is engaged in the investment, securities or commodities business. Manager shall be required to use the name of the Company in connection with the Branch Office as required by the Rules of NASD and the Regulators.

5. Office of Supervisory Jurisdiction. For a period of 90 days from the date of this Agreement, the Branch Office shall not be designated as an office of supervisory jurisdiction. During such 90 days period, Manager agrees to use his or her best efforts to bring the Branch Office into compliance with the standards for operation established by the company from time to time in order to comply with various federal, state, and regulatory guidelines. If, in the sole discretion of the Company, the Manager has attained the necessary standards for operation at the end of the 90 day period, the Branch Office may be designated as an Office of Supervisory Jurisdiction. Manager agrees to be directly responsible for implementation of procedures and the review and supervision of the activities of the registered representatives and other persons associated with the Branch Office as specified in the written procedures from time to time promulgated by the Company. The Branch Office shall be subject to the supervision by a principal designated by the Company. The Manager acknowledges receipt of the written procedures and agrees to keep them in the Branch Office.

6. Independent Contractor. The Manager and each registered representative at or associated with the Branch Office shall enter into an independent contractor agreement with the Company in the form specified by it from time to time. Compensation payable to registered representatives shall be determined solely between the Manager and each registered representative and shall be in writing signed by the Manager and each registered representative. Such compensation shall be paid by the Company from Office Income (as hereinafter defined). The parties acknowledge and agree that while the Company may make suggestions from time to time, the Manager shall assume and make all decisions regarding operation of the Branch Office, including hours of operation, dress code, furnishings and equipment. The parties acknowledge and agree that the Manager is an independent contractor, and not an employee, agent or partner of the Company, and has no power or authority to bind the Company to any extent whatsoever.

7.  Covenants of Manager.

     7.1 Manager will cause the Branch Office to be operated at all times in full compliance with all federal and applicable state laws, rules and regulations and agrees to assume primary responsibility for such compliance. Without limiting the generality of the foregoing, Manager will strictly comply with the written procedures specified by the Company from time to time; will institute and continue training programs for all Branch Office personnel regarding compliance with Rules of the NASD, SEC and the Regulators; and will institute procedures designed to monitor and assure compliance by such persons.

     7.2 Manager will not, at any time during the term of this Agreement or at any time thereafter, disparage or defame the Company of any of its personnel or take or allow to be taken any action which could have that effect.

     7.3 Manager will allow the Company full and complete access to any and all books, records and personnel at or relating to the Branch Office at any time.

     7.4 All contractual obligations relating to the Branch Office shall include the following language:

Neither D.E. Frey & Company, Inc., a Delaware corporation (the Company), nor any of its officers, directors, employees, shareholders, associates or affiliates shall have any duty, liability or obligation of any nature whatsoever under this Agreement. In the event of any default or breach by __________________ under this Agreement, then __________________ agrees to give the Company written notice specifying such default in reasonable detail and the opportunity for a period of 10 days after receipt of such notice within which to cure the same. Notice shall be delivered to the Company at 1700 Lincoln Street, Suite 2200, Denver, Colorado 80203, Attention: President.

     7.5 Manager shall not enter into any contractual obligations or agree to do so for or on behalf of the Branch Office that will or may create any liability for the Company without the express written consent of the Company, which consent shall not be unreasonable withheld unless the Company determines that such contractual obligations will not be in the best interests of the Company.

     7.6 The facilities occupied by the Branch Office shall not be used for any purpose or business other than operation of a securities broker-dealer subject, in any event, to policies from time to time established by the Company.

     7.7 Office income, as hereafter defined, for any period of three consecutive months during the term of this Agreement shall not be less than $__________ gross.

8.   Representation and Warranties of Manager.

     8.1 The Manager is, and at all time during the term of this Agreement shall be, licensed as a general securities principal and, if required by the nature of the business conducted, either is also licensed as a registered options principal or will engage individuals so registered at all times during the term of this Agreement.

     8.2 The Manger has no history of violations reported or required to be reported on the Manager's Form U-4.

     8.3 The Manager has adequate financial resources required to perform the duties and obligations of the Manager under this Agreement, and will provide adequate proof thereof to the Company at any time upon its request.

9. Duties of the Company. The Company shall pay from Office Income all costs incurred by the Branch Office in connection with clearing, confirmations, account statements, and other costs directly related to providing transactional and other services to customers of the Branch Office and all compensation payable to persons employed by or otherwise associated with the Branch Office, including non-registered persons and the registered representatives. In addition, the Company shall pay the cost of registration of the Company as a securities broker-dealer under the laws of the state in which the Branch Office is located and under the laws of such other states as the Manager and the Company shall mutually agree. The Company shall also pay the cost of registration of the Company as an investment advisor under the laws of such states as Manager and the Company shall mutually agree. The Company shall provide such additional services to the Branch Office and to the Manager at such cost as the Company and the Manager shall from time to time agree.

10. Manager Compensation. All brokerage commissions and investment advisory compensation from Branch Office operations (Office Income) shall be routed through the Company and shall not be under the direct or indirect control of the Branch Office or the Manger. The Company shall retain such percentages of Office Income as may be negotiated from time to time between the parties, and after payment of the Branch Office costs pursuant to paragraph 9, shall pay the balance remaining to the Manager, as compensation for the Manger's services, at such times as the parties may mutually agree; provided, however, that the Company is authorized to retain and expend such portions of the balance as it deem necessary or advisable in order to pay any costs and expenses associated with the Branch Office that arise or may rise as a result of any breach or default by Manager under this Agreement.

11. Indemnification. Manager agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, independent contractors, consultants, agents, associates, affiliates, successors and assigns, past, present and future, from and against any and all claims, demands, judgments, liabilities, costs and expenses of any nature whatsoever, including, without limitation, costs of investigation and reasonable attorneys' fees incurred by any of the indemnified persons as a result of the breach by the Manager of any term provision or condition contained in this Agreement.

12. Arbitration. In the event of any differences, claims or disputes between the parties hereto arising out of this Agreement or related to it, the parties agree to submit such matters to arbitration by the NASD or its successor in Denver, Colorado. The arbitrators shall be governed by the duly promulgated rules and regulations of the NASD or its successor, and the pertinent provisions of the laws of the State of Colorado, relating to arbitration, including provisions of the arbitration law of the State of Colorado that prohibit the award of punitive damages. The decision of the arbitrators may be entered in a judgment in any court of the State of Colorado or elsewhere and such decision shall be final and absolute.

13. Miscellaneous. (i)This Agreement sets forth the understanding of the parties and supersedes all prior written or oral understandings and agreements and may be modified only by a writing signed by all parties; (ii) Neither party shall have the right to assign all or any portion of that person's interest in this Agreement to any other person. Subject to the foregoing, all terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the personal representatives, successors, and assigns of the parties thereto; (iii) This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado; (iv) The failure of any party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of such or any other term, covenant or condition; (v) In the event any party takes legal action against any other party to enforce the terms of this Agreement, the party in whose favor a final judgment or order is rendered shall be entitled to recover reasonable attorneys' fees and costs from the other party in amounts to be fixed by the occur or arbiter that renders the judgment or order. Such fees and costs shall include those incurred in connection with any appeal or appeals; (vi) Should any term or condition of this Agreement be determined by a court of competent jurisdiction to be void or unenforceable, all other provisions of this Agreement shall remain in full force and effect; (vii) All notices required hereunder shall be deemed to have been given when in writing upon the earlier of personal delivery or three days following deposit in the United States mail by certified or registered mail, postage prepaid, to the party at the address set forth herein. Each party hereto, by notice duly given, may change their address for the giving of notice.

     Executed as of the date first set forth above.


COMPANY:                                    MANAGER:

D.E. FREY & COMPANY, INC., a                ____________________________________
 Delaware corporation


By: _________________________________       By: ________________________________
Title:_______________________________       Title:______________________________
      1700 Lincoln Street, Suite 2200
      Denver, Colorado  80203